UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 22, 2020

FORCE PROTECTION VIDEO EQUIPMENT CORP.
(Exact name of registrant as specified in its charter)

Florida	000-55519	45-144-3512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1249 Kildaire Farm Road Carey, NC 27511
(Address of principal executive offices)

(919) 780-7897
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

On October 22, 2020, Force Protection Video Equipment Corp., Inc. (“the Company”) entered into a Securities Purchase Agreement and Registration Rights Agreement with an accredited investor pursuant to which the investor agreed to purchase 10,000 shares of the Company's newly created Series B Preferred stock for $1,000,000 or $100 per share. The Company received the $1,000,000 on October 23, 2020. Those funds cannot be used by the Company until the share exchange transaction with SRAX (previously filed with the SEC on Form 8-K on October 5, 2020) has been closed. Pursuant to the terms of the Securities Purchase Agreement, the Company can sell an additional $2,000,000 of Series B Preferred Stock within 180 days of the initial closing date.

The foregoing description of the Securities Purchase Agreement and Registration Rights Agreement are a summary and are qualified in their entirety by reference to such Securities Purchase Agreement and Registration Rights Agreement which is attached hereto as Exhibit 10.1 and Exhibit 10.2 and which are incorporated herein by reference.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OF BYLAWS; CHANGE IN FISCAL YEAR.

On October 22, 2020, the Company, pursuant to a Consent Action of the Sole Director approved a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock. The Designation provides for the creation and authorization of up to 33,308 Series B Preferred Stock with a stated value of $100 per share which can be converted into common stock of the Company pursuant to its terms. In addition, the Designation provides for a 5% per annum dividend beginning one year after issuance. However, the Series B Preferred Stock does not have any voting rights.

The foregoing description of the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock is a summary and is qualified in their entirety by reference to such Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock which is attached hereto as Exhibit 10.3

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Designation of Preferences, Rights and Limitations of Series B Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection Video Equipment Corp.
(Registrant)

Dated: October 26, 2020	By:	/s/Paul Feldman
President

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